Exhibit (g)(3)

ADC RET. SAVINGS PLAN:   SCRIPT FOR CALL CENTER REGARDING TYCO ELECTRONICS TENDER OFFER:

PHONE REP:  DO NOT OFFER ANY OTHER INFORMATION OR TRY TO EXPLAIN ANYTHNG ABOUT THE OFFER OTHER THAN WHAT IS INCLUDED HERE.  ALL OTHER QUESTIONS ABOUT THE OFFER MUST BE REFERRED TO INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, TOLL-FREE AT 888-750-5834.

THE OFFER:

1.              Tyco Electronics Ltd and Tyco Electronics Minnesota, Inc. have extended a tender offer to purchase for cash all outstanding shares of common stock of ADC Telecommunications, Inc.  at a price of $12.75 per share.  The offer is being made for all outstanding ADC common shares, including those shares held by the ADC Telecommunications. Inc. Retirement Savings Plan.

2.              The extended expiration date of the tender offer is currently 12:00 midnight, New York City time, on September 20, 2010.  However, in order for the tabulation agent to direct the Plan’s trustee (Wells Fargo Bank, N.A.) in accordance with your tender instructions, your instructions to the tabulation agent must be received by the tabulation agent, in proper form, no later than 5:59 p.m., Eastern time on September 16, 2010 (the “Plan Deadline”).

SUPPLEMENTAL NOTICE:

A SUPPLEMENTAL NOTICE will be sent to participants in the Plan which includes additional information about the tender offer.

YOUR NUMBER OF ADC SHARES HELD IN THE ADC RETIREMENT SAVINGS PLAN:

1.              The ADC Stock Fund consists primarily of shares of ADC common stock and a minimal cash component to facilitate daily transactions into and out of the Stock Fund.

2.              Plan participants who invest in the ADC Stock Fund hold units of the Fund.  Units are not equivalent to shares of ADC stock.

3.              You can review your participant stock fund information online at www.wellsfargo.com/myretireplan

HOW TO TENDER YOUR SHARES HELD IN THE ADC RETIREMENT SAVINGS PLAN:

1.              Information about the tender offer has been mailed to participants.  Please read all documents in the packet for detailed information about the Offer.  If you have not received a packet and are a stock fund participant, another packet can be sent to you.  (PHONE REP:  Send a Research Request to have the ADC team mail another packet if requested by the participant.)

2.              IF YOU WANT TO TENDER YOUR SHARES HELD IN THE ADC RETIREMENT SAVINGS PLAN, THE PACKET INSTRUCTS YOU TO COMPLETE THE “TENDER OFFER INSTRUCTION FORM” ENCLOSED IN THE PACKET AND TO MAIL THE COMPLETED “TENDER OFFER INSTRUCTION FORM” TO WELLS FARGO.  A PRE-PAID RETURN ENVELOPE IS INCLUDED IN THE MAILED PACKET FOR YOUR CONVENIENCE.

3.              THE ONLY WAY FOR YOU TO TENDER YOUR STOCK FUND SHARES HELD IN THE PLAN IS TO MAIL A COMPLETED FORM TO WELLS FARGO.  YOU CANNOT TENDER YOUR SHARES IN THE ADC RETIREMENT SAVINGS PLAN BY ANY OTHER MEANS.  DO NOT RETURN THE ENCLOSED “LETTER OF TRANSMITTAL” TO WELLS FARGO.  YOU MUST MAIL THE ENCLOSED “TENDER OFFER INSTRUCTION FORM.”

YOUR COMPLETED “TENDER OFFER INSTUCTION FORM” MUST BE RECEIVED BY WELLS FARGO BY 5:59 PM NEW YORK CITY TIME ON SEPTEMBER 16, 2010. IF YOU DO NOT SEND TIMELY TENDER INSTRUCTIONS, WELLS FARGO WILL TREAT THIS AS AN INSTRUCTION NOT TO TENDER YOUR SHARES.  IF THE TENDER OFFER IS EXTENDED, TYCO ELECTRONICS WILL MAKE A PUBLIC ANNOUNCEMENT OF SUCH EXTENSION.  IN THE EVENT THE TENDER OFFER IS EXTENDED, THE DEADLINE FOR SUBMITTING A “TENDER OFFER INSTRUCTION FORM” WILL AUTOMATICALLY BE EXTENDED UNTIL 5:59 PM NEW YORK CITY TIME ON THE DAY THAT IS TWO BUSINESS DAYS PRIOR TO THE NEW EXPIRATION TIME FOR THE TENDER OFFER.

4.              The number of shares you hold in the ADC Retirement Savings Plan is not shown on the “Tender Offer Instruction Form.”  Plan participants will be given an option to tender a percentage (whole percentage only) of their shares held in the Plan.

PLAN ACTIVITY:

Beginning at 4:00 p.m., New York City time on the date that is two business days prior to the offer expiration date of the Offer, the ADC Stock Fund will be closed to participant transactions.  This means that you may not purchase, sell or otherwise acquire any units in the ADC Stock Fund.  Also, you will be unable to make investments or other transfers into or out of the ADC Stock Fund or request new loans or distributions from the ADC Stock Fund.

OTHER INFORMATION ABOUT THE OFFER:

PHONE REP:  DO NOT OFFER ANY OTHER INFORMATION OR TRY TO EXPLAIN ANYTHNG ABOUT THE OFFER OTHER THAN WHAT IS INCLUDED HERE.  ALL OTHER QUESTIONS ABOUT THE OFFER MUST BE REFERRED TO INNISFREE M&A INCORPORATED, THE INFORMATION AGENT FOR THE OFFER, TOLL-FREE AT 888-750-5834.

If you have other questions about the Offer, including questions about ADC shares you hold outside of the ADC Retirement Savings Plan, you can call Innisfree M&A Incorporated, the Information Agent for the Offer, toll-free at 888-750-5834.